Exhibit 10.3
AMENDMENT NO. 1 TO THE
ASSURANT, INC.
2004 LONG-TERM INCENTIVE PLAN
     THIS AMENDMENT NO. 1 (this “Amendment”) to the Assurant, Inc. 2004 Long-Term Incentive Plan, as amended, (the “Plan”) is made this 10th day of November, 2005.
     The Compensation Committee of the Board of Directors of Assurant, Inc. (the “Company”) has determined that it is in the best interests of the Company and its stockholders to amend the definition of the term “Disability” to reflect the original intent of the Committee as to the meaning and effect of that term.
     1. The Plan is hereby amended by deleting the first sentence of the definition of “Retirement” in Section 2.1 of the Plan in its entirety and by substituting in lieu thereof the following:
“(k) “Disability” or “Disabled” means, for purposes of the Plan, a Participant’s termination of employment with the Company or an Affiliate as a result of a determination that the Participant is “disabled” or has a “disability,” as such terms are defined in the long-term disability plan or policy maintained by the Company or, if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy.”
     Except as expressly amended hereby, the terms of the Plan, as previously amended, shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

ASSURANT, INC.
By:
Robert Haertel
Senior Vice President